Exhibit 99.1

Capital One 2006 Special Stockholder Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

A	Items

The Board of Directors recommends a vote “FOR” items 1 and 2.

	For	Against	Abstain

1.       To approve and adopt the Agreement and Plan of Merger, dated as of March 12, 2006, between Capital One Financial Corporation and North Fork Bancorporation, Inc., as it may be amended from time to time, pursuant to which North Fork will merge with and into Capital One;

	☐	☐	☐

	For	Against	Abstain

2. To approve adjournment or postponement of the Special Meeting, if necessary, to solicit additional proxies;	☐	☐	☐

☐	Mark this box with an X if you plan to attend the Special Meeting.

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Capital One 2006 Special Stockholder Meeting Proxy Card

                ,                  , 2006

    :         .m.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation (the “Corporation”), held of record by the undersigned on                  , 2006, at the Special Meeting of Stockholders to be held on                  , 2006, and at any postponement or adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1) AND (2), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING, AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be dated and signed on reverse side)

Capital One Financial Corporation offers three convenient ways to vote your shares; by mail, by telephone, or electronically via the Internet. Voting by telephone or via the Internet will eliminate the need to mail voted cards. To vote by telephone or via the Internet, please have this card and your social security number available.

Both the telephone and the Internet voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you before submission. If you vote online, you will have the opportunity to consent to electronic delivery of next year’s annual meeting materials.

In order to receive future proxy materials and annual reports electronically, please visit www.econsent.com/cof to register. To complete the enrollment, you will need your U.S. taxpayer identification number and the Account Number which appears on your check stub/Dividend Reinvestment and/or Stock Purchase Plan statement.

YOUR VOTE IS IMPORTANT TO US.

THANK YOU FOR VOTING.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	• Go to the following web site: WWW.COMPUTERSHARE.COM/ EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on                  , 2006.